As filed with the Securities and Exchange Commission on July 21, 2005

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MATRIA HEALTHCARE, INC.

(Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2091331 (I.R.S. Employer Identification No.)

1850 Parkway Place, 12th Floor Marietta, Georgia (Address of principal executive offices)	30067 (Zip Code)

MATRIA HEALTHCARE, INC.
LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Roberta L. McCaw
Matria Healthcare, Inc.
1850 Parkway Place, 12th Floor
Marietta, Georgia 30067

(Name, address and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

Roberta L. McCaw
Matria Healthcare, Inc.
1850 Parkway Place, 12th Floor
Marietta, Georgia 30067
Telephone:     (770) 767-8332
Facsimile:     (770) 767-7769

CALCULATION OF REGISTRATION FEE

Proposed
Title of each class of	Amount to be	Proposed maximum	Maximum	Amount of
securities to be registered	registered(1)(2)	offering price per	aggregate offering	registration fee
		share(3)	price(3)

Common Stock, $0.01 par value (together with associated common stock purchase rights)	1,235,000 shares	$34.64	$42,780,400	$5,035.26

(1)	Pursuant to General Instruction E of Form S-8, this Registration Statement covers the registration of 1,235,000 shares of Common Stock in addition to shares previously registered under Registration Statement No. 333-117875.

(2)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the plan described herein.

(3)	Pursuant to Rule 457(h)(1) under the Securities Act, these figures are based upon the average of the high and low prices of the Common Stock on July 18, 2005, as reported in the Nasdaq National Market System, and are used solely for the purpose of calculating the registration fee.

As permitted by Rule 429 under the Securities Act, the prospectus related to this Registration Statement also covers securities registered under Registration Statement No. 333-117875.

PART II

     This Registration Statement on Form S-8 is being filed to register 1,235,000 additional shares of common stock, $0.01 par value per share (the “Common Stock”), of Matria Healthcare, Inc. which have been reserved for issuance under the Matria Healthcare, Inc. Long-Term Incentive Plan (formerly known as the 2004 Stock Incentive Plan) (the “Plan”). A total of 375,000 shares of the Common Stock reserved under the Plan have previously been registered on Registration Statement on Form S-8 (Registration No. 333-117875), filed on August 2, 2004 (the “Original Form S-8”). Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Original Form S-8 are hereby incorporated by reference herein, and the opinions and consents listed at Item 8 below are annexed hereto.

ITEM 8. Exhibits.

Exhibit
Number
5.1	Opinion of Troutman Sanders LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5.1).

24.1	Powers of Attorney (contained on the signature page hereof).

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on July 20, 2005.

MATRIA HEALTHCARE, INC.
By:	/s/	Parker H. Petit
Parker H. Petit
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

By:	/s/	Stephen M. Mengert
Stephen M. Mengert
Vice President – Finance and Chief Financial Officer (Principal Financial Officer)

By:	/s/	Joseph A. Blankenship
Joseph A. Blankenship
Vice President – Controller (Principal Accounting Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Parker H. Petit and Stephen M. Mengert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES

Signatures	Title	Date
/s/ Parker H. Petit Parker H. Petit	Chairman of the Board and Chief Executive Officer	July 20, 2005

/s/ Joseph G. Bleser Joseph G. Bleser	Director	July 20, 2005

/s/ Frederick E. Cooper Frederick E. Cooper	Director	July 20, 2005

/s/ Guy W. Millner Guy W. Millner	Director	July 20, 2005

/s/ Carl E. Sanders Carl E. Sanders	Director	July 20, 2005

/s/ Thomas S. Stribling Thomas S. Stribling	Director	July 20, 2005

/s/ Kaaren J. Street Kaaren J. Street	Director	July 20, 2005

/s/ Donald W. Weber Donald W. Weber	Director	July 20, 2005

/s/ Morris S. Weeden Morris S. Weeden	Director	July 20, 2005

/s/ Wayne P.Yetter Wayne P. Yetter	Director	July 20, 2005

/s/ Frederick P. Zuspan Frederick P. Zuspan, M.D.	Director	July 20, 2005

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Troutman Sanders LLP.

23.1	Consent of KPMG LLP.